SECURITIES PURCHASE AGREEMENT

This Agreement (the “Agreement”), made and entered into this 4th day of May 2016 by and between certain selling shareholders and warrant holders (the “Sellers”) (as indicated on Exhibit A hereof) of BIM Homes Inc. (the “Company”) herein represented by Daniel Masters (“Sellers’ Representative”) and certain purchasers (the “Purchasers”) (as indicated on Exhibit B hereof), herein represented by Armada Enterprises GP, LLC (“Purchasers’ Representative”), sets forth the terms and conditions upon which Sellers will sell to Purchasers and Purchaser will buy from Sellers certain securities consisting of Two Million (2,000,000) shares of common stock and Two Million Five Thousand (2,005,000) warrants to purchase shares of common stock (collectively the “Securities”) of the Company.

In consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

ARTICLE I

PURCHASE OF SECURITIES

1.01 Subject to the terms and conditions of this Agreement, Purchasers agree to buy, and the Sellers agree to sell the Securities. The price for the Securities will be Two Hundred Thousand Dollars ($200,000).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Sellers represent the following to Purchasers:

2.01 Organization. Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.02 Capital. The authorized capital stock of Company consists of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, of which 2,630,000 shares of common stock are outstanding as of the date hereof. At closing, Company will not have any outstanding shares of preferred stock. All outstanding shares of Company are validly issued, fully paid and not assessable and not subject to any preemptive rights. Except for the 2,500,000 warrants which are currently outstanding there are no subscriptions, options, rights, warrants, convertible securities, or other agreements or outstanding commitments obligating Company to issue or to transfer from treasury any additional shares of its capital stock.

2.03 Directors and Officers Compensation. No Director, Officer, Employee, or any other person associated with Company is due any compensation from Company as of the date of this Agreement and none will be due any compensation at the time of Closing.

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2.04 SEC Documents. Purchasers have been provided with the Registration Statement of Company on Form 10 and with all of its annual and quarterly reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. These reports are accurate in all material respects. Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the “SEC”) since the Company has been required to file such forms (collectively, the “SEC Reports”), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The Company Financial Statements are complete and correct in all material respects and fairly present in all material respects the financial condition and results of operation of Company at such date and for such period and show all material liabilities, absolute or contingent, of Company. The Company Financial Statements comply as to form in all material respects with applicable requirements of the U.S. Securities and Exchange Commission with respect thereto, are accurate and in accordance with the books and records of Company, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved, except as may be indicated in the notes thereto or as permitted by rules of the Securities and Exchange Commission.

2.05 Absence of Changes. Since March 30, 2016, there has not been any change in the financial condition or results of operations of Company, except changes reflected on Exhibit C or changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.06 Absence of Undisclosed Liabilities. Company did not, as of December 31, 2015, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in Company’s 10-K or on Exhibit C.

2.07 Tax Returns. Company has never filed any federal, state or local tax returns other than Franchise Tax returns with the State of Delaware. The Company has had no earnings and therefore believes that no income taxes are due or payable. The provision for taxes, if any, reflected in Company’s balance sheet as of December 31, 2015 is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Company.

2.08 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Purchasers shall have the opportunity between the date of this Agreement and the Closing to meet with accountants and attorneys of Company to discuss the financial condition of Company. Company shall make available to Purchasers the books and records of Company. Such books and records have been maintained in the ordinary course of business, and are true and correct copies of such books and records. The minutes of Company are a complete and accurate record of all meetings of the shareholders and directors of Company and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of Company’s directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons. The stock book of Company contains an accurate record of all transactions with respect to the capital stock of Company.

2.09 Patents, Trademarks, Trade Names, and Copyrights. Exhibit C attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by Company. No person other than Company owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of Company’s business.

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2.10 Contracts and Leases. Exhibit C, attached hereto and made a part hereof, contains a summary of the provisions of all material contracts, leases or other agreements to which Company is a party. Company is not in default under any agreements to which it is a party.

2.11 Insurance Policies. Exhibit C to this Agreement is a description of all insurance policies held by Company concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit C and are in full force and effect.

2.12 Compliance with Laws. Company has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including, but not limited to, federal and state securities laws.

2.13 Litigation. Company is not a party to any suit, action, arbitration, legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Company, threatened against or affecting Company or its business, assets, or financial condition. Company is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Company is not engaged in any legal action to recover moneys due to Company or damages sustained by Company.

2.14 No Further Consent. No consent, approval, order, or authorization, of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality is required in connection with the execution, delivery and performance of this Agreement.

2.15 Full Disclosure. None of the representations and warranties made by the Sellers, or in any certificate or memorandum furnished or to be furnished by the Sellers, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

2.16 Common Stock. The common stock of Company is quoted on the OTC Market. No letter “E” has been appended to the common stock of Company during the past twenty-four months and Company has not received any notice of the possible or pending delisting of the common stock of Company. The common stock of Company is “DTC eligible”.

2.17. Ability to Carry Out Obligations. The Sellers have the right, power, and authority to enter into, and perform their obligations under, this Agreement. The execution and delivery of this Agreement by the Sellers and the performance by the Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which the Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of the Sellers, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of the Sellers or would create any obligations for which the Sellers would be liable, except as contemplated by this Agreement.

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2.18 Securities to Be Sold to Purchasers. The Sellers have valid title to their Securities and acquired their Securities in lawful transactions in accordance with Delaware corporate law and the applicable securities laws and bankruptcy laws of the United States. The Sellers have good and marketable title to all of the Securities being sold by them to Purchasers pursuant to this Agreement. The Securities will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. None of the securities are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Securities. Except as provided in this Agreement, the Sellers are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Securities. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Securities by Purchasers, impair, restrict or delay voting rights with respect to the Securities.

Purchasers warrant the following to the Sellers:

2A. Organization. If and to the extent that any Purchaser(s) is not an individual but an entity, such entity is duly organized, validly existing, and in good standing under the laws of its state of domicile, has all necessary powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification, except in those states where the failure to be so qualified would not have a material adverse effect on such Purchaser(s).

2B. Ability to Carry Out Obligations. Each and Every Purchaser has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by Purchasers and the performance by Purchasers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which such Purchaser is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of such Purchaser, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of such Purchaser or would create any obligations for which such Purchaser would be liable, except as contemplated by this Agreement.

2C. Restricted Securities.

● Purchasers agree that the 2,000,000 of the common shares being acquired pursuant to this Agreement are restricted and may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

● Purchasers are aware of the restrictions on transferability of the 2,000,000 common shares, and further understand the certificates representing these shares shall bear the following legend.

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THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

● Purchasers acknowledge that they have been encouraged to seek their own legal and financial counsel to assist in evaluating this purchase. Purchasers acknowledge that the Sellers have given them and their attorneys access to all information relating to the business of Company that they have requested. Purchasers acknowledge that they have sufficient business and financial experience, and knowledge concerning the affairs and conditions of Company so that they can make a reasoned decision as to this purchase of Securities and are capable of evaluating the merits and risks of the purchase.

2D. Exempt (Un-restricted) Securities. The 500,000 of the common shares are exempt from registration pursuant to §1145 of the United States Bankruptcy Code as decreed in the Company’s bankruptcy preceeding.

ARTICLE III

OBLIGATIONS BEFORE CLOSING

3.01 Investigative Rights. From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party’s counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party’s properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.

3.02 Conduct of Business. Prior to the closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, neither party to this Agreement shall issue or sell any shares, stock, options or other securities, amend its Articles of Association, Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business, or enter into any agreement or take any action that is likely to cause any of the representations and warranties of such party under this Agreement not to be true and correct as of the Closing, or that is likely to affect the Closing.

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ARTICLE IV

CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLERS

4.01 Conditions. The Sellers’ obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article IV. The Purchasers may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Purchasers of any other condition or any of the Purchasers’ other rights or remedies, at law or in equity, if Sellers shall be in default of any of its representations, warranties, or covenants under this agreement.

4.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Purchasers in this Agreement or in any written statement that shall be delivered to the Sellers by Purchasers under this Agreement shall be true on and as of the Closing Date as though made at those times.

4.03 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing.

ARTICLE V

CONDITIONS PRECEDENT TO PERFORMANCE BY PURCHASERS

5.01 Conditions. Purchasers’ obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this Article V. Sellers may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Sellers of any other condition of or any of Sellers’ other rights or remedies, at law or in equity, if the Purchasers shall be in default of any of its representations, warranties, or covenants under this Agreement.

5.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by the Sellers in this Agreement or in any written statement that shall be delivered to Purchasers by the Sellers under this Agreement shall be true on and as of the Closing Date as though made at those times.

5.03 Performance. The Sellers shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing. The Sellers shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

5.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the closing.

5.05 Other. In addition to the other provisions of this Article V, Purchasers’ obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

●	Company will not have any assets or liabilities; and

●	Company will not have more than 2,630,000 outstanding shares of common stock.

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ARTICLE VI

CLOSING

6.01 Closing. The Closing (the “Closing”) of this transaction will occur when all of the documents described in 6.02 below, have been delivered to Escrow Agent, or other arrangements made and agreed to, and the consideration described in 1.01 above has been delivered to the Escrow Agent, or other arrangements made and agreed to. Unless the Closing of this transaction takes place on or before June 1, 2016 either party may terminate this Agreement, unless mutually extended by the parties with an additional deposit of not less than Fifty Thousand Dollars ($50,000.) to extend period by an additional 30 days. If the documents described in Section 6.02 and the consideration described in Section 6.03 are received by the Escrow Agent prior to June 1, 2016 (or the extended deadline as set forth herein), or if delivered after that date but prior to the time either party gives written notice to the Escrow Agent of the party’s termination of this agreement, the Escrow Agent will:

●	deliver the documents described in Section 6.02 to Purchasers; and

●	wire transfer the balance of the purchase price ($225,000) to the Sellers in accordance with written instructions provided to the Escrow Agent by Sellers agent, Masters.

6.02 Documents to be delivered by Sellers. The following documents, in form reasonably acceptable to Purchasers, shall be delivered by the Sellers to the Escrow Agent:

(i) Certificate of Incorporation and all amendments thereto;

(ii) Bylaws and all amendments thereto;

(iii) Minutes and Consents of shareholders;

(iv) Minutes and Consents of the board of directors;

(v) List of officers and directors;

(vi) Shareholder list from the Transfer Agent;

(vii) True and correct copies of all of the business records of Company, including but not limited to, correspondence files and agreements and contracts;

(viii) Order of the Bankruptcy Court confirming the Plan of Reorganization of the former parent of Company.

(ix) Letter from FINRA approving a priced quotation for the common stock of Company.

(x) Stock certificates along with stock powers with signature guarantees acceptable to the transfer agent, representing 2,000,000 shares of the common stock of Company, endorsed in favor of the name or names as designated by Purchasers or left blank;

(xi) Warrant certificates along with Warrant Assignments acceptable to the transfer agent, representing the rights to purchase 2,500,000 shares of the common stock of Company, endorsed in favor of the name or names as designated by Purchasers or left blank;

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(xii) The appointment of George Wight as a director of Company;

(xiii) The resignation of all current officers of Company;

(xiv) The resignation of all current directors of Company;

(xv) Such other documents of Company as may be reasonably requested by Purchasers, if available.

6.03 Consideration to be delivered by Purchasers. Purchasers will wire transfer a total of $250,000 to the trust account of the Escrow Agent, form which $25,000 will be released to Sellers as a non-refundable deposit by May 9, 2016 and the balance of $225,000 will be released to Sellers at Closing.

ARTICLE VII

REMEDIES

7.01 Arbitration. Any dispute in any way involving this Agreement will be settled through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in San Diego, California.

7.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney’s fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

7.03 Termination. In addition to the other remedies, the Sellers or Purchasers may, prior to May 10, 2016, terminate this Agreement, without liability to the other party, and the Sellers or Purchasers may, on or after May 10, 2016 and release of the $25,000 deposit referenced above, but prior to June 1, 2016, terminate this Agreement without further liability to the other party:

(i) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party’s counsel, which approval shall not be unreasonably withheld.

(iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

7.04 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement and shall remain in effect for a period of twelve months thereafter. In the event there is any material misrepresentation or warranty by the Sellers, then Purchasers may rescind this Agreement during the 30 day period following the Closing of this Agreement.

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ARTICLE VIII

MISCELLANEOUS

8.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

8.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by all parties hereto.

8.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

8.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

8.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

8.06 Governing Law. This Agreement and its application shall be governed by the laws of California.

8.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Sellers

Daniel Masters

1752 Castellana Road

La Jolla, California, 92037

Phone: (858) 459-1133

masters@lawyer.com

Purchasers

Armada Enterprises GP, LLC

Purchasers’ Representative

40 Wall Street, 28th Floor

New York, NY 10005

Phone: (646) 926-6206

Email: milansaha.esq@gmail.com

8.09 Binding Effect. This Agreement will be binding upon the parties herein even though this Agreement may not be signed by all persons whose names appear on the signature page of this Agreement. This Agreement shall inure to and be binding upon and be enforceable against the respective successors of each of the parties to this Agreement. No party may assign or transfer any of its rights or obligations hereunder, without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied, shall give to any person other than the parties hereto any benefit or any legal or equitable right, remedy or claim under this Agreement.

8.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party’s obligations pursuant to this Agreement.

8.11 Expenses. Each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys’ and accountants’ fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect.

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AGREED TO AND ACCEPTED as of the date first above written.

PURCHASERS

Armada Enterprises GP, LLC

By:	/s/ George Wight
George Wight, Managing General Partner
Purchasers’ Representative

SELLERS

/s/ Daniel Masters
Daniel Masters
Sellers’ Representative

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EXHIBIT A

Name of Selling Shareholder

Name	Shares
Daniel Masters	2,000,000 (Restricted)

Names of Selling Warrant Holders

	Warrants
Name	A	B	C	D	E
Anthony Turnbull	100,000	100,000	100,000	100,000	100,000
Frances Munro	100,000	100,000	100,000	100,000	100,000
Gultan Balaban Umancan	100,000	100,000	100,000	100,000	100,000
Joseph LeBlanc	100,000	100,000	100,000	100,000	100,000
The Entrust Group	1,000	1,000	1,000	1,000	1,000

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EXHIBIT B

Common Stock

Armada Enterprises GP, LLC	2,000,000 (restricted)

Warrants

Armada Enterprises GP, LLC	2,005,000

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Changes

None

Undisclosed Liabilities

None

Patents, Trademarks, Trade Names, and Copyrights

None

Contract and Leases

None other than transfer agent – Globex Stock Transfer

Insurance Policies

None

Strategic Cap Securities Purch Agree with Sellers 12-12-13

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